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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Definitive Proxy Statement
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Dr Pepper Snapple Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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5301 Legacy Drive,
Plano, Texas 75024

SUPPLEMENT TO THE PROXY STATEMENT FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 29, 2018

        The following information supplements the proxy statement dated May 29, 2018 (the "Proxy Statement") of Dr Pepper Snapple Group, Inc. ("DPSG"), provided to stockholders of DPSG as of the record date of May 18, 2018 in connection with the solicitation of proxies by the Board of Directors of DPSG for the 2018 Annual Meeting of Stockholders (the "Annual Meeting"). The Annual Meeting is scheduled to be held on Friday, June 29, 2018, at 10:00 a.m. Central Daylight Time at the offices of Baker Botts LLP, 2001 Ross Ave., Suite 1100, Dallas, Texas 75201. This supplement to the Proxy Statement (this "Supplement") is being filed with the Securities and Exchange Commission (the "SEC") on June 4, 2018 and being mailed to all DPSG stockholders of record as of May 18, 2018, the record date for the Annual Meeting, no later than June 9, 2018. Capitalized terms used in this Supplement and not otherwise defined have the meaning given to them in the Proxy Statement and reproduced in the Glossary hereto for the convenience of the stockholders to whom this Supplement is being mailed.

        THE PROXY STATEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

 NOTICE AND SUMMARY OF APPRAISAL RIGHTS

        The Proxy Statement states that DPSG stockholders do not have appraisal rights in connection with the proposed Transactions. In the Delaware Court Lawsuit, the plaintiffs contended that DPSG stockholders have appraisal rights, and that such rights should have been disclosed to DPSG stockholders. DPSG and all other defendants in the Delaware Court Lawsuit strongly disagreed with such allegations and argued in support of that position before the Delaware Court on the issue at a hearing on May 25, 2018. On June 1, 2018, the Delaware Court granted DPSG's and the other defendants' motions for summary judgment, ruling that DPSG stockholders do not have appraisal rights, and that the disclosures in the Proxy Statement with respect to the lack of appraisal rights were correct (the "Delaware Court Decision"). The plaintiffs in the Delaware Court Lawsuit may appeal the Delaware Court Decision to the Delaware Supreme Court.

        DPSG is sending this notice and summary of appraisal rights so that DPSG stockholders have an opportunity to preserve their rights to appraisal, in the event that the Delaware Supreme Court on appeal determines that stockholders of DPSG have appraisal rights under Delaware law in connection with the proposed Transactions.

        THIS NOTICE AND SUMMARY ASSUMES THAT APPRAISAL RIGHTS ARE AVAILABLE TO YOU IN CONNECTION WITH THE PROPOSED TRANSACTIONS AND IS BEING PROVIDED TO YOU IN THE EVENT YOU WISH TO PRESERVE YOUR ABILITY TO DEMAND APPRAISAL. AS NOTED IN THE DELAWARE COURT DECISION, A FINDING THAT APPRAISAL RIGHTS ARE AVAILABLE IN CONNECTION WITH THE PROPOSED TRANSACTIONS "WOULD LEAD TO MANY OPEN QUESTIONS UNDER THE APPRAISAL STATUTE WITHOUT READILY APPARENT ANSWERS." THIS NOTICE AND SUMMARY REFLECTS PLAINTIFFS' ARGUMENTS IN THE DELAWARE COURT LAWSUIT ABOUT HOW SECTION 262 OF THE DGCL ("SECTION 262") SHOULD APPLY IF APPRAISAL RIGHTS ARE AVAILABLE TO YOU IN CONNECTION WITH THE PROPOSED TRANSACTIONS AND IS NOT AN ADMISSION THAT PLAINTIFFS' ARGUMENTS ARE CORRECT. THIS NOTICE AND SUMMARY IS NOT INTENDED TO CONVEY ANY BELIEF BY DPSG OR ANY OTHER DEFENDANT IN THE DELAWARE COURT LAWSUIT THAT

APPRAISAL RIGHTS ARE AVAILABLE IN CONNECTION WITH THE PROPOSED TRANSACTIONS, AND DPSG AND EACH OF THE OTHER DEFENDANTS IN THE DELAWARE COURT LAWSUIT RESERVE ALL RIGHTS TO CONTINUE TO ASSERT THAT APPRAISAL RIGHTS ARE NOT AVAILABLE IN CONNECTION WITH THE PROPOSED TRANSACTIONS.

        DPSG stockholders desiring to preserve appraisal rights (in the event that, following an appeal to the Delaware Supreme Court, it is determined that they are entitled to such rights) must comply with the procedures set forth in Section 262 in order to demand and perfect such rights. The following is intended as a brief summary of the material provisions of Section 262. This summary, however, is not a complete statement of all applicable requirements and is subject to and qualified in its entirety by reference to Section 262, the full text of which appears in the Annex to this Supplement.

        Under Section 262, where a merger is to be submitted for approval at a meeting of stockholders, not less than 20 days prior to the meeting, a constituent corporation must notify each of the holders of its stock for whom appraisal rights are available that such appraisal rights are available and include in each such notice a copy of Section 262. IF IT IS ULTIMATELY DETERMINED FOLLOWING ANY APPEAL TO THE DELAWARE SUPREME COURT THAT STOCKHOLDERS OF DPSG HAVE APPRAISAL RIGHTS UNDER DELAWARE LAW, DPSG INTENDS TO TAKE THE POSITION THAT THIS SUPPLEMENT CONSTITUTES DPSG'S NOTICE TO ITS STOCKHOLDERS WITH RESPECT TO THE AVAILABILITY OF APPRAISAL RIGHTS IN CONNECTION WITH THE PROPOSED TRANSACTIONS UNDER SECTION 262.

        IF YOU WISH TO CONSIDER EXERCISING APPRAISAL RIGHTS, YOU SHOULD CAREFULLY REVIEW THE TEXT OF SECTION 262 SET FORTH IN THE ANNEX TO THIS SUPPLEMENT AND ARE ENCOURAGED TO CONSULT A LEGAL ADVISOR. IF YOU FAIL TO TIMELY AND PROPERLY COMPLY WITH THE REQUIREMENTS OF SECTION 262, ANY AVAILABLE APPRAISAL RIGHTS WILL BE LOST.

        If you elect to preserve any appraisal rights and demand appraisal of your shares of DPSG common stock, you must satisfy each of the following conditions:

  •
  You must deliver to DPSG a written demand for appraisal of your shares before the vote is taken on the stock issuance proposal at the annual meeting. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the stock issuance proposal. Voting against or failing to vote for the stock issuance proposal does not by itself constitute a demand for appraisal under Section 262. The same would apply to a broker non-vote, i.e., it would not by itself constitute a demand for appraisal.

  •
  You must not vote in favor of the stock issuance proposal. A vote in favor of the stock issuance proposal, by proxy or in person, will constitute a waiver of any appraisal rights you may have in respect of the shares so voted and will nullify any previously filed written demands for appraisal.

  •
  You must continuously hold your shares of DPSG common stock from the date you make your demand for appraisal rights through the effective date of the merger between Maple and Merger Sub.

        If you fail to comply with any of these conditions and the proposed Transactions are completed, you will lose any appraisal rights with respect to your shares of DPSG common stock that may be available if the plaintiffs in the Delaware Court Lawsuit appeal the Delaware Court Decision and that decision is reversed by the Delaware Supreme Court. Only a holder of record of shares of DPSG common stock, or a person duly authorized and explicitly purporting to act on that stockholder's behalf, may be entitled to assert any appraisal rights for the shares of DPSG common stock registered in that stockholder's name. A demand for appraisal must be executed by or on behalf of the stockholder of record of DPSG as such stockholder's name appears on the books and records of DPSG, and must state that such person intends thereby to demand appraisal of their shares of DPSG common stock in connection with the proposed Transactions.

        If the shares of DPSG common stock are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand must be executed by or on behalf of all joint owners. An authorized agent, including an agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is acting as agent for such record owner or owners. Beneficial owners who do not also hold their shares of record may not directly make appraisal demands to DPSG. The beneficial owner must, in such a case, have the stockholder of record submit the required demand in respect of those shares. Stockholders who hold their shares of DPSG common stock in brokerage accounts or other nominee forms and who wish to demand appraisal are encouraged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

        All demands for appraisal should be made in writing and addressed to:

Dr Pepper Snapple Group, Inc.
5301 Legacy Drive
Plano, Texas 75024
Attention: General Counsel

        Within 10 days after the effective date of the merger between Maple and Merger Sub, DPSG must give written notice that the proposed Transactions have been completed to each DPSG stockholder who has properly sent a written demand for appraisal and who did not vote in favor of the stock issuance proposal.

        Within 120 days after the effective date of the merger between Maple and Merger Sub, either DPSG or any stockholder who has complied with the requirements of Section 262 may commence an appraisal proceeding by filing a petition with the Delaware Court demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal rights. DPSG has no obligation to file such a petition and there is no present intent on the part of DPSG to file such a petition. DPSG stockholders seeking to exercise appraisal rights should not assume that DPSG will file such a petition or that DPSG will initiate any negotiations with respect to the fair value of DPSG shares. Accordingly, holders of DPSG common stock who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262. A person who is the beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition for appraisal with the Court. If a petition is not filed within such 120-day period, any appraisal rights relating to shares of DPSG common stock that may be available will terminate.

        Within 120 days after the effective date of the merger between Maple and Merger Sub, any stockholder who has complied with Section 262 will be entitled, upon written request, to receive from DPSG a statement setting forth the aggregate number of shares of DPSG common stock with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be mailed within ten days after a written request therefor has been received by DPSG or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later.

        If a stockholder seeking appraisal duly files a petition for appraisal with the Delaware Court and the petition is served on DPSG, then DPSG must file with the Delaware Court within 20 days after being served such petition a duly verified list containing the names and addresses of all stockholders who have demanded appraisal of their shares and with whom agreements as to the value of their shares have not been reached.

        DPSG common stock is and will remain publicly listed on the NYSE. As a result, the Delaware Court is required under Section 262 to dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of DPSG common stock prior to the merger between Maple and Merger Sub or (2) the amounts received in the proposed Transactions in respect of such total number of shares of DPSG common stock exceeds $1 million.

        At any time within 60 days after the effective date of the merger between Maple and Merger Sub, any stockholder who has made a demand for appraisal, but who has not commenced an appraisal proceeding or joined that proceeding as a named party, may withdraw the demand for appraisal made by the stockholder by delivering to DPSG a written withdrawal of the demand for appraisal. Any attempt to withdraw an appraisal demand more than 60 days after the effective date of the merger between Maple and Merger Sub will require the written approval of DPSG. No appraisal proceeding in the Delaware Court will be dismissed as to any stockholder without the approval of the Delaware Court, and such approval may be conditioned upon such terms as the Delaware Court deems just; provided, however, that any stockholder who has made a demand for appraisal, but who has not commenced an appraisal proceeding or joined that proceeding as a named party, may (as noted above) withdraw a demand for appraisal within 60 days after the effective date of the merger between Maple and Merger Sub without the need for the approval of the Delaware Court.

        After giving notice of the time and place fixed for hearing of such petition, the Delaware Court is empowered to conduct a hearing upon a petition to determine those stockholders who have complied with the requirements of Section 262 and who are entitled to appraisal rights.

        After determination of the stockholders, if any, entitled to appraisal rights, an appraisal proceeding shall be conducted in accordance with the rules of the Delaware Court, including any rules specifically governing appraisal proceedings, and the Delaware Court will determine the fair value of the shares of DPSG common stock, exclusive of any element of value arising from the accomplishment or expectation of the proposed Transactions, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Delaware Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Once the fair value is determined by the Delaware Court, DPSG will pay all dissenting stockholders the appraised value of their shares, together with interest on such appraised value from the effective date of the merger until the date such appraised value is paid, compounded quarterly and calculated at 5% over the Federal Reserve discount rate during such period, unless the Delaware Court determines otherwise for good cause shown. At any time before the entry of judgment in the proceedings, DPSG may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter only upon the sum of (1) the difference, if any, between the amount paid and the fair value of the shares as determined by the Delaware Court, and (2) interest theretofore accrued, unless paid at that time. To the extent that stockholders are entitled to appraisal, DPSG intends to take the position that appraisal petitioners will not receive interest unless the fair value of shares awarded by the Delaware Court exceeds the amount of the special cash dividend per share.

        In determining fair value, the Delaware Court is required to take into account all relevant factors. The Delaware courts have stated that the methods which are generally considered acceptable in the financial community and otherwise admissible in court may be considered in the appraisal proceedings. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "fair price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the target corporation. Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also stated that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."

        Stockholders considering seeking appraisal should be aware that an investment banking opinion as to fairness from a financial point of view is not necessarily an opinion as to fair value under Section 262.

        If a petition for appraisal is not timely filed, then any right to an appraisal will cease. Costs of the appraisal proceeding (which do not include attorneys' fees or the fees and expenses of experts) may be determined by the Delaware Court and charged to the parties as the Delaware Court deems equitable under the circumstances. Upon application of any dissenting stockholder, the Delaware Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, to be charged pro rata against the value of all shares entitled to appraisal.

        If any stockholder who demands appraisal of shares of DPSG common stock under Section 262 fails to perfect, successfully withdraws or loses such holder's right to appraisal, the stockholder will not be entitled to appraisal rights. A stockholder will fail to perfect, or effectively lose, any right to appraisal of such holder if, as indicated above, no petition for appraisal is filed within 120 days after the effective date of the merger between Maple and Merger Sub. In addition, as also indicated above, a stockholder may withdraw a demand for appraisal in accordance with Section 262.

        Although DPSG believes that the terms of the proposed Transactions are fair, no representation is made as to the outcome of any appraisal of fair value as determined by the Delaware Court. DPSG does not anticipate offering any additional payment to any stockholder of DPSG exercising appraisal rights. DPSG reserves the right to continue to assert that that appraisal rights are not available at all in connection with the proposed Transactions.

        IN VIEW OF THE COMPLEXITY OF SECTION 262 AND THE BELIEF OF DPSG AND THE OTHER DEFENDANTS IN THE DELAWARE COURT LAWSUIT THAT APPRAISAL RIGHTS ARE NOT AVAILABLE IN CONNECTION WITH THE PROPOSED TRANSACTIONS, DPSG STOCKHOLDERS WHO MAY WISH TO PRESERVE ANY APPRAISAL RIGHTS ARE ENCOURAGED TO CONSULT A LEGAL ADVISOR.

 GLOSSARY

  •
  "Delaware Court" refers to the Delaware Court of Chancery;

  •
  "Delaware Court Lawsuit" refers to a lawsuit filed by purported DPSG stockholders in the Delaware Court and described under "The Merger—Litigation Related to the Transactions" beginning on page 98 of the Proxy Statement;

  •
  "DGCL" refers to the General Corporation Law of the State of Delaware;

  •
  "Maple" refers to Maple Parent Holdings Corp., a Delaware corporation and indirect parent of Keurig;

  •
  "Keurig" refers to Keurig Green Mountain, Inc., a Delaware corporation and an indirect subsidiary of Maple;

  •
  "merger" refers to the merger of Merger Sub with and into Maple, with Maple surviving the merger as a wholly owned subsidiary of DPSG;

  •
  "Merger Sub" refers to Salt Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of DPSG;

  •
  "NYSE" refers to the New York Stock Exchange; and

  •
  "Transactions" refers to the merger and the payment of the special cash dividend described in the Proxy Statement.

 ANNEX

SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262. Appraisal rights

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

  (1)
  Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

  (2)
  Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

  a.
  Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

  b.
  Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

  c.
  Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

  d.
  Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

  (3)
  In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

  (4)
  In the event of an amendment to a corporation's certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word "amendment" substituted for the words "merger or consolidation", and the word "corporation" substituted for the words "constituent corporation" and/or "surviving or resulting corporation".

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

  (1)
  If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with §255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if one of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

  (2)
  If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253 or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if one of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given; provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next proceeding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by one or more publications at least one week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

        (h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however, that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

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SUPPLEMENT TO THE PROXY STATEMENT FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 29, 2018
NOTICE AND SUMMARY OF APPRAISAL RIGHTS
GLOSSARY
ANNEX
SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE